n e w s r e l e a s e	Exhibit 99.1 Humana Inc. 500 West Main Street P.O. Box 1438 Louisville, KY 40202 http://www.humana.com
FOR MORE INFORMATION CONTACT:

Lisa Stoner Humana Investor Relations (502) 580-2652 e-mail: LStamper@humana.com
Mark Taylor
Humana Corporate Communications
(317) 753-0345
e-mail: MTaylor108@humana.com

Humana Reports Third Quarter 2024 Financial Results;
Updates Full Year Adjusted 2024 Financial Guidance

•Reports 3Q24 earnings per share (EPS) of $3.98 on a GAAP basis, Adjusted EPS of $4.16; reports YTD 2024 EPS of $15.72 on a GAAP basis, $18.35 on an Adjusted basis
•Updates FY 2024 EPS guidance to 'at least $12.89' on a GAAP basis, 'at least $16.00' on an Adjusted basis; affirms FY 2024 Insurance segment benefit ratio of approximately 90 percent
•Raises 2024 individual Medicare Advantage annual membership growth by 40,000 to now anticipate annual growth of approximately 265,000, or approximately 5 percent
•Publishes prepared management remarks to Investor Relations page of www.humana.com ahead of this morning's 9:00 a.m. ET question and answer session to discuss its financial results for the quarter and expectations for future earnings

LOUISVILLE, KY (October 30, 2024) – Humana Inc. (NYSE: HUM) today reported consolidated pretax results and diluted earnings per share (EPS) for the quarter ended September 30, 2024 (3Q24) versus the quarter ended September 30, 2023 (3Q23) and for the nine months ended September 30, 2024 (YTD 2024) versus the nine months ended September 30, 2023 (YTD 2023) as noted in the tables below.

Consolidated income before income taxes and equity in net earnings (pretax results) In millions	3Q24 (a)	3Q23 (a)	YTD 2024 (a)	YTD 2023 (a)
Generally Accepted Accounting Principles (GAAP)	$651	$1,098	$2,583	$3,974
Amortization associated with identifiable intangibles	15	17	46	51
Put/call valuation adjustments associated with the company's non-consolidating minority interest investments	(59)	35	141	141
Impact of exit of employer group commercial medical products business	17	51	77	15
Value creation initiatives	55	52	151	52
Transaction and integration costs	—	—	—	(47)
Accrued charge related to certain anticipated litigation expenses	—	15	—	105
Change in fair market value of publicly-traded equity securities	—	—	—	(1)
Adjusted (non-GAAP)	$679	$1,268	$2,998	$4,290

Diluted earnings per share (EPS)	3Q24 (a)	3Q23 (a)	YTD 2024 (a)	YTD 2023 (a)
GAAP	$3.98	$6.71	$15.72	$24.26
Amortization associated with identifiable intangibles	0.13	0.14	0.37	0.41
Put/call valuation adjustments associated with the company's non-consolidating minority interest investments	(0.49)	0.28	1.17	1.13
Impact of exit of employer group commercial medical products business	0.14	0.42	0.64	0.12
Value creation initiatives	0.45	0.42	1.25	0.42
Transaction and integration costs	—	—	—	(0.38)
Accrued charge related to certain anticipated litigation expenses	—	0.12	—	0.84
Change in fair market value of publicly-traded equity securities	—	—	—	(0.01)
Cumulative net tax impact of non-GAAP adjustments	(0.05)	(0.31)	(0.80)	(0.69)
Adjusted (non-GAAP)	$4.16	$7.78	$18.35	$26.10
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as additional reconciliations.

Please refer to the tables above, as well as the consolidated and segment highlight sections in the detailed earnings release for additional discussion of the factors impacting the year-over-comparisons.
In addition, a summary of key consolidated and segment statistics comparing 3Q24 to 3Q23 and YTD 2024 to YTD 2023 follows.

Humana Inc. Summary of Results ($ in millions, except per share amounts)	3Q24 (a)	3Q23 (a)	YTD 2024 (a)	YTD 2023 (a)
CONSOLIDATED
Revenues	$29,397	$26,423	$88,548	$79,912
Revenues - Adjusted (non-GAAP)	$29,300	$25,526	$88,011	$76,911
Pretax results	$651	$1,098	$2,583	$3,974
Pretax results - Adjusted (non-GAAP)	$679	$1,268	$2,998	$4,290
EPS	$3.98	$6.71	$15.72	$24.26
EPS - Adjusted (non-GAAP)	$4.16	$7.78	$18.35	$26.10
Benefits expense ratio	89.9%	86.6%	89.2%	86.2%
Benefits expense ratio - Adjusted (non-GAAP)	89.8%	86.4%	89.2%	86.1%
Operating cost ratio	11.5%	12.5%	10.9%	11.8%
Operating cost ratio - Adjusted (non-GAAP)	11.3%	12.0%	10.7%	11.3%
Operating cash flows			$3,494	$11,115
Operating cash flows - Adjusted (non-GAAP) (b)			$3,494	$4,042
Parent company cash and short term investments			$609	$518
Debt-to-total capitalization			42.3%	41.1%
Days in Claims Payable (DCP)	40.7	43.1

INSURANCE SEGMENT
Revenues	$28,370	$25,511	$85,594	$77,289
Revenues - Adjusted (non-GAAP)	$28,273	$24,614	$85,057	$74,289
Benefits expense ratio	90.6%	87.6%	89.8%	86.8%
Benefits expense ratio - Adjusted (non-GAAP)	90.5%	87.4%	89.8%	86.8%
Operating cost ratio	9.2%	10.4%	8.6%	9.9%
Operating cost ratio - Adjusted (non-GAAP)	9.1%	9.9%	8.6%	9.4%
Income from operations	$274	$722	$1,935	$3,080
Income from operations - Adjusted (non-GAAP)	$329	$794	$2,059	$3,217

CENTERWELL SEGMENT
Revenues	$5,041	$4,660	$14,806	$13,695
Operating cost ratio	91.3%	90.3%	92.1%	91.5%
Income from operations	$382	$400	$1,002	$1,017
Income from operations - Adjusted (non-GAAP) (c)	$439	$453	$1,168	$1,169
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as reconciliations.

FY 2024 Earnings Guidance
Humana updates its GAAP EPS guidance for the year ending December 31, 2024 (FY 2024) to 'at least $12.89', or 'at least $16.00' on an Adjusted basis.

Diluted earnings per share	FY 2024 Guidance
GAAP	at least $12.89
Amortization of identifiable intangibles	0.50
Put/call valuation adjustments associated with the company's non-consolidating minority interest investments (d)	1.17
Impact of exit of employer group commercial medical products business	1.14
Value creation initiatives (d)	1.25
Cumulative net tax impact of non-GAAP adjustments	(0.95)
Adjusted (non-GAAP) – FY 2024 projected	at least $16.00
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as additional reconciliations.
Detailed Press Release
Humana’s full earnings press release, including the statistical pages, has been posted to the company’s Investor Relations site and may be accessed at https://humana.gcs-web.com/ or via a current report on Form 8-K filed by the company with the Securities and Exchange Commission this morning (available at www.sec.gov or on the company’s website).
Conference Call
Humana will host a live question and answer session for analysts at 9:00 a.m. Eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings. In advance of the question and answer session, Humana will post prepared management remarks to the Quarterly Results section of its Investor Relations page (https://humana.gcs-web.com/financial-information/quarterly-results).

To participate via phone, please register in advance at this link - https://register.vevent.com/register/BI66effa11b1e4494d907df29b87d7d237.

Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique registrant ID that can be used to access the call.

A webcast of the 3Q24 earnings call may also be accessed via Humana’s Investor Relations page at humana.com. The company suggests participants for both the conference call and those listening via the web dial in or sign on at least 15 minutes in advance of the call.
For those unable to participate in the live event, the archive will be available in the Historical Webcasts and Presentations section of the Investor Relations page (https://humana.gcs-web.com/events-and-presentations), approximately two hours following the live webcast.
Footnotes
The company has included financial measures throughout this earnings release that are not in accordance with GAAP. Management believes that these measures, when presented in conjunction with the corresponding GAAP measures, provide a comprehensive perspective to more accurately compare and analyze the company’s core operating performance over time. Consequently, management uses these non-GAAP (Adjusted) financial measures as consistent and uniform indicators of the company’s core business operations from period to period, as well as for planning and decision-making purposes and in determination of incentive compensation. Non-GAAP (Adjusted) financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. All financial measures in this earnings release are in accordance with

GAAP unless otherwise indicated. Please refer to the footnotes for a detailed description of each item adjusted out of GAAP financial measures to arrive at non-GAAP (Adjusted) financial measures.
(a) For the periods covered in this earnings release, the following items are excluded from the non-GAAP financial measures described above, as applicable:

•Amortization associated with identifiable intangibles - Since amortization varies based on the size and timing of acquisition activity, management believes this exclusion provides a more consistent and uniform indicator of performance from period to period. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results, EPS, and Insurance and CenterWell segments income from operations. The table below discloses respective period amortization expense for each segment:

	3Q24	3Q23	YTD 2024	YTD 2023
Insurance segment	$4	$6	$13	$17
CenterWell segment	$11	$11	$33	$34

•Put/call valuation adjustments associated with the company’s non-consolidating minority interest investments - These amounts are the result of fair value measurements associated with the company's Primary Care Organization strategic partnership and are unrelated to the company's core business operations. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results and EPS.
•Impact of exit of employer group commercial medical products business - These amounts relate to activity from the exit of the employer group commercial medical products business as announced by Humana on February 23, 2023. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results, EPS, consolidated revenues, consolidated benefit ratio, consolidated operating cost ratio, Insurance segment revenues, Insurance segment benefit ratio, Insurance segment operating cost ratio, and Insurance segment income from operations.
•Value creation initiatives - These charges relate to the company's ongoing initiative to drive additional value for the enterprise through cost saving, productivity initiatives, and value creation from previous investments, and primarily consist of asset impairment and severance charges. For all periods shown within this earnings release, GAAP measures affected in this release include consolidated pretax results, EPS, and the consolidated operating cost ratio.
•Transaction and integration costs - The transaction and integration costs primarily related to the acquisition of Kindred at Home in 2021 and the subsequent divestiture of majority ownership of Gentiva (formerly Kindred) Hospice in 2022. For YTD 2023, GAAP measures affected include consolidated pretax results, EPS, and the consolidated operating cost ratio.
•Accrued charge related to certain anticipated litigation expenses - This charge related to certain anticipated expenses the company accrued in connection with a legal matter. For 3Q23 and YTD 2023, GAAP measures affected include consolidated pretax results, EPS, the consolidated and Insurance segment operating cost ratios, and Insurance segment income from operations.
•Change in fair market value of publicly-traded equity securities - These gains and losses are a result of market and economic conditions that are unrelated to the company's core business operations. For YTD 2023, GAAP measures affected include consolidated pretax results, EPS, and consolidated revenues (specifically investment income).
•Cumulative net tax impact of non-GAAP adjustments - This adjustment represents the cumulative net impact of the corresponding tax benefit or expense related to the aforementioned items excluded from the applicable GAAP measures. For all periods presented in this earnings release, EPS is the sole GAAP measure affected.

In addition to the reconciliations shown on page 2 of this release, the following are reconciliations of GAAP to Adjusted (non-GAAP) measures described above and disclosed within this earnings release:

Revenues

Revenues - CONSOLIDATED (in millions)	3Q24	3Q23	YTD 2024	YTD 2023
GAAP	$29,397	$26,423	$88,548	$79,912
Change in fair market value of publicly-traded equity securities	—	—	—	(1)
Impact of exit of employer group commercial medical products business	(97)	(897)	(537)	(3,000)
Adjusted (non-GAAP)	$29,300	$25,526	$88,011	$76,911

Revenues - INSURANCE SEGMENT (in millions)	3Q24	3Q23	YTD 2024	YTD 2023
GAAP	$28,370	$25,511	$85,594	$77,289
Impact of exit of employer group commercial medical products business	(97)	(897)	(537)	(3,000)
Adjusted (non-GAAP)	$28,273	$24,614	$85,057	$74,289

Benefit Ratio

Benefit ratio - CONSOLIDATED	3Q24	3Q23	YTD 2024	YTD 2023
GAAP	89.9%	86.6%	89.2%	86.2%
Impact of exit of employer group commercial medical products business	(0.1)%	(0.2)%	—%	(0.1)%
Adjusted (non-GAAP)	89.8%	86.4%	89.2%	86.1%

Benefit ratio - INSURANCE SEGMENT	3Q24	3Q23	YTD 2024	YTD 2023
GAAP	90.6%	87.6%	89.8%	86.8%
Impact of exit of employer group commercial medical products business	(0.1)%	(0.2)%	—%	—%
Adjusted (non-GAAP)	90.5%	87.4%	89.8%	86.8%

Operating Cost Ratio

Operating cost ratio - CONSOLIDATED	3Q24	3Q23	YTD 2024	YTD 2023
GAAP	11.5%	12.5%	10.9%	11.8%
Impact of exit of employer group commercial medical products business	(0.1)%	(0.3)%	(0.1)%	(0.3)%
Value creation initiatives	(0.1)%	(0.2)%	(0.1)%	(0.1)%
Accrued charge related to certain anticipated litigation expenses	—%	—%	—%	(0.1)%
Adjusted (non-GAAP)	11.3%	12.0%	10.7%	11.3%

Operating cost ratio - INSURANCE SEGMENT	3Q24	3Q23	YTD 2024	YTD 2023
GAAP	9.2%	10.4%	8.6%	9.9%
Impact of exit of employer group commercial medical products business	(0.1)%	(0.4)%	—%	(0.4)%
Accrued charge related to certain anticipated litigation expenses	—%	(0.1)%	—%	(0.1)%
Adjusted (non-GAAP)	9.1%	9.9%	8.6%	9.4%

Income from Operations

Income from operations - INSURANCE SEGMENT (in millions)	3Q24	3Q23	YTD 2024	YTD 2023
GAAP	$274	$722	$1,935	$3,080
Amortization associated with identifiable intangibles	4	6	13	17
Impact of exit of employer group commercial medical products business	51	51	111	15
Accrued charge related to certain anticipated litigation expenses	—	15	—	105
Adjusted (non-GAAP)	$329	$794	$2,059	$3,217

(b) Generally, when the first day of a month falls on a weekend or holiday, with the exception of January 1 (New Year's Day), the company receives its monthly Medicare premium payment from CMS on the last business day of the previous month. On a GAAP basis, this can result in certain quarterly cash flows from operations including more or less than three monthly payments. Consequently, when this occurs, the company reports Adjusted cash flows from operations to reflect three payments in each quarter to match the related expenses.

Net cash from operating activities (in millions)	YTD 2024	YTD 2023
GAAP	$3,494	$11,115
Timing of premium payment from CMS	—	(7,073)
Adjusted (non-GAAP)	$3,494	$4,042

(c) The CenterWell segment Adjusted income from operations includes an adjustment to add back depreciation and amortization expense to the segment's GAAP income from operations since such an adjustment is commonly utilized for valuation purposes within the healthcare delivery industry.

Income from operations - CENTERWELL SEGMENT (in millions)	3Q24	3Q23	YTD 2024	YTD 2023
GAAP	$382	$400	$1,002	$1,017
Depreciation and amortization expense	57	53	166	152
Adjusted (non-GAAP)	$439	$453	$1,168	$1,169
(d) FY 2024 projected Adjusted results exclude the future impact of items that cannot be estimated at this time; YTD 2024 amounts shown.

Cautionary Statement
This news release includes forward-looking statements regarding Humana within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “assumes,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:
•If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of healthcare services delivered to its members, if the company is unable to implement clinical initiatives to provide a better healthcare experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. The company continually reviews estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to its reserves, including premium deficiency reserves, where appropriate. These estimates involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends. Accordingly, Humana's reserves may be insufficient.
•If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, which are of particular importance given the concentration of the company's revenues in these products, state-based contract strategy, the growth of its CenterWell business, and its integrated care delivery model, the company’s business may be materially adversely affected. In addition, there can be no assurances that the company will be successful in maintaining or improving its Star ratings in future years.
•The number of Humana’s Medicare Advantage plans rated 4-star or higher are expected to significantly decline in 2025. Humana has filed a lawsuit seeking to set aside and vacate the 2025 Star Ratings of its Medicare Advantage plans, but there is no assurance that the company will prevail in this lawsuit. If the company is not successful the decline in Star Ratings may negatively impact its 2026 quality bonus payments from CMS and may also significantly adversely affect the company’s revenues, operating results, and cash flows.
•If Humana, or the third-party service providers on which it relies, fails to properly maintain the integrity of its data, to strategically maintain existing or implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, contain such attacks when they occur, or prevent other privacy or data security incidents that result in security breaches that disrupt the company's operations or in the unintentional dissemination of sensitive personal information or proprietary or confidential information, the company’s business may be materially adversely affected.
•Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes and qui tam litigation brought by individuals on behalf of the government), governmental and internal investigations, and routine internal review of business processes any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.
•As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts; governmental audits and investigations; potential inadequacy of government determined payment rates; potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business; or other changes in the governmental programs in which Humana participates. Changes to the risk-adjustment model utilized by CMS to adjust premiums paid to Medicare Advantage plans or retrospective recovery by CMS of previously paid premiums as a result of the final rule related to the risk adjustment data validation audit methodology published by CMS on January 30, 2023 (Final RADV Rule), which Humana believes fails to address adequately the statutory requirement of actuarial equivalence and violates the Administrative Procedure Act due to its failure to include a "Fee for Service Adjuster" could have a material adverse effect on the company's operating results, financial position and cash flows.
•Humana's business activities are subject to substantial government regulation. New laws or regulations, or legislative, judicial, or regulatory changes in existing laws or regulations or their manner of application could increase the company's cost of doing business and have a material adverse effect on Humana’s results of operations (including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments); the company’s financial position (including the company’s ability to maintain the value of its goodwill); and the company’s cash flows.
•Humana’s failure to manage acquisitions, divestitures and other significant transactions successfully may have a material adverse effect on the company’s results of operations, financial position, and cash flows.
•If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.
•Humana faces significant competition in attracting and retaining talented employees. Further, managing succession for, and retention of, key executives is critical to the Company’s success, and its failure to do so could adversely affect the Company’s businesses, operating results and/or future performance.
•Humana’s pharmacy business is highly competitive and subjects it to regulations and supply chain risks in addition to those the company faces with its core health benefits businesses.
•Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.
•Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.
•Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.
•Volatility or disruption in the securities and credit markets may significantly and adversely affect the value of our investment portfolio and the investment income that we derive from this portfolio.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.
Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:
•Form 10-K for the year ended December 31, 2023;
•Form 10-Q for the quarter ended March 31, 2024 and June 30, 2024; and
•Form 8-Ks filed during 2024.

About Humana
Humana Inc. is committed to putting health first – for our teammates, our customers, and our company. Through our Humana insurance services, and our CenterWell health care services, we make it easier for the millions of people we serve to achieve their best health – delivering the care and service they need, when they need it. These efforts are leading to a better quality of life for people with Medicare, Medicaid, families, individuals, military service personnel, and communities at large. Learn more about what we offer at Humana.com and at CenterWell.com.